Exhibit 4.1

PNC CAPITAL TRUST E

FIRST AMENDED AND RESTATED

DECLARATION OF TRUST

THIS FIRST AMENDED AND RESTATED DECLARATION OF TRUST, dated as of January     , 2007, is by and among (i) The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Sponsor”), and (ii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”).

WHEREAS, the Sponsor and Bankers Trust (Delaware) (the “Initial Trustee”) entered into a Trust Agreement dated as of April 16, 1998 (the “Original Declaration”) for the purpose of creating PNC Capital Trust E (the “Trust”);

WHEREAS, a Certificate of Trust for the Trust was filed by the Initial Trustee with the office of the Secretary of State of the State of Delaware effective on April 16, 1998;

WHEREAS, the Original Declaration authorizes the Sponsor to appoint and replace any trustee of the Trust at any time without cause, and the Sponsor intends by this instrument to appoint the Delaware Trustee to replace the Initial Trustee as sole trustee of the Trust; and

WHEREAS, the Sponsor and the Delaware Trustee intend that this First Amended and Restated Declaration of Trust shall amend and replace the Original Declaration in its entirety:

NOW, THEREFORE, the Sponsor and the Delaware Trustee hereby agree that the Original Declaration is amended and restated as follows:

1. The Trust shall be known as “PNC Capital Trust E.”

2. The Sponsor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10.00. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall henceforth constitute the trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Sponsor.

3. It is the intention of the parties hereto that the Trust governed hereby constitute a statutory trust under the Delaware Statutory Trust Act, 12 Del. Code Ann. §§ 3801-3819 (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust.

4. The Delaware Trustee is hereby authorized and directed to execute and file an amended and restated certificate of trust with the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act.

5. The Sponsor and the Delaware Trustee will enter into a further amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

6. The Sponsor and the Delaware Trustee hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any post-effective amendments, prospectuses or supplements to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

7. This First Amended and Restated Declaration of Trust may be executed in one or more counterparts.

8. (i) The Sponsor hereby agrees to indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this First Amended and Restated Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

(ii) To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this First Amended and Restated Declaration of Trust.

9. The number of trustees initially shall be one (1) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, who may increase or decrease the number of trustees; provided, however, that, to the extent required by the Statutory Trust Act, one trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time and any trustee may resign upon thirty (30) days’ prior written notice to the Sponsor.

10. This First Amended and Restated Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this First Amended and Restated Declaration of Trust to be duly executed as of the date first written above.

THE PNC FINANCIAL SERVICES GROUP, INC., as Sponsor

By:
Title

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:
Title